Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com
ALTISOURCE ANNOUNCES PRELIMINARY JULY 2023 FINANCIAL RESULTS, A STATUS UPDATE ON THE JULY 2023 COST REDUCTION PLAN, GUIDANCE FOR THE SECOND HALF OF 2023, AND AN UPDATED RUN-RATE SCENARIO
Luxembourg, September 7, 2023 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today announced certain preliminary unaudited financial results for July 2023, a status update on the July 2023 cost reduction plan, updated guidance for adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the second half of 2023, and an updated Run-Rate scenario.
“Altisource continues to execute on its strategy to recover from the impact of the pandemic. We believe our July 2023 Adjusted EBITDA(1) of $0.1 million, updated outlook for the third quarter of break-even to $1 million of Adjusted EBITDA(1), and outlook for full year 2023 positive Adjusted EBITDA(1) demonstrates our progress. We are also on plan to reduce annual cash operating expenses by $13.5 million compared to the annualized second quarter cash operating expenses. Based upon our progress in the third quarter, we estimate that we will generate $1.0 million per month of expense savings for the month of September 2023,” said William B. Shepro, Chairman and Chief Executive Officer of Altisource.
The Company has prepared the preliminary estimates of financial results for the month of July 2023 in good faith based upon the most recent information available to management from the Company’s internal reporting procedures as of the date of this press release. The estimated amounts set forth herein are preliminary, unaudited and subject to further completion, reflect our current good faith estimates, are subject to additional financial closing procedures and may be revised as a result of management’s further review of the Company’s results and any adjustments that may result from the completion of the interim review of the third quarter 2023 consolidated financial statements. The Company and its auditors have not completed its normal quarterly review as of and for the three months ended September 30, 2023, and there can be no assurance that the Company’s final results for this quarterly period will not differ from these estimates. Any such changes could be material. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three months ended September 30, 2023, the Company may identify items that would require it to make material adjustments to the preliminary information presented below.
The Company expects to publicly report its final consolidated financial statements and related notes as of and for the quarter ended September 30, 2023 in October 2023. The Company’s actual results may differ materially from the estimates below. These estimates should not be viewed as a substitute for full audited or interim financial statements prepared in accordance with GAAP. In addition, the preliminary results for the three months ended September 30, 2023 are not necessarily indicative of future performance of any other period. See “Forward-Looking Statements.”
Preliminary Financial Results for the Month of July 2023
•Total revenue of $12.0 million
•Service revenue $11.1 million
•Net loss attributable to the Company of $(4.1) million
•Adjusted EBITDA(1) of $0.1 million

July 2023 Cost Reduction Plan Status
In July 2023, Altisource began to implement a company-wide cost reduction plan that the Company estimates will reduce annual cash operating expenses by $13.5 million compared to annualized second quarter cash operating expenses. The Company believes that it is on track to achieve the cost reduction plan and estimates the monthly cash operating costs to be $1.0 million lower beginning in September 2023 compared to the average second quarter 2023 monthly cash operating costs.
As of August 31, 2023, the Company has approximately 1,100 full time employees, excluding contractors.
Second Half 2023 Guidance
•Third quarter Adjusted EBITDA(1) forecasted to be between $0 and $1.0 million
•Fourth quarter Adjusted EBITDA(1) forecasted to be positive
•Full year 2023 Adjusted EBITDA(1) forecasted to be positive
Run-Rate Scenario Update
•The Run-Rate scenario is intended to provide sensitivity with respect to our Servicer and Real Estate segment assuming the default market returns to a normal, pre-pandemic foreclosure environment; we may be unable to predict the manner and timing of the recovery of the default market

		LTM (2)	Run-Rate
($ in millions, except for Service revenue per delinquent loan / active foreclosure)	2019	Q2 2023	Scenario

Servicer and Real Estate Segment:
Default Service revenue - Ocwen-serviced loans (Non GSE):
Average number of loans serviced by Ocwen (in 000s)	795	485	364
Average delinquency rate of loans serviced by Ocwen	17.1%	14.9%	17.5%
Service revenue per delinquent loan(3)	$3,058	$1,055	$1,700
Default Service revenue from Ocwen-serviced loans (Non GSE)	$417.0	$76.2	$108.3

Default Service revenue - Ocwen-serviced loans (GSE and FHA):
Average number of loans serviced by Ocwen (in 000s)	629	758	863
Average delinquency rate of loans serviced by Ocwen	3.0%	1.6%	3.0%
Service revenue per delinquent loan(3)	$277	$459	$1,100
Default Service revenue from Ocwen-serviced loans (GSE and FHA)	$5.3	$5.6	$28.5

Default Service revenue - Non-Ocwen and Non-Rithm customers:
Total U.S. mortgage loans (End of period “EOP”, in 000s)(4)	51,144	52,866	52,866
% of seriously delinquent loans(4)	1.5%	1.3%	1.8%
Seriously delinquent loans (EOP in 000s)(4)	768	695	925
% of seriously delinquent loans in active foreclosure(4)	37.5%	32.2%	37.5%
Active foreclosures (EOP in 000s)(4)	288	224	347
Altisource Service revenue per active foreclosure	$149	$89	$149
Default Service revenue from Non-Ocwen and Non-Rithm customers	$42.9	$20.0	$51.7

Non-default Service revenue	$14.0	$8.4	$14.0
Total Servicer and Real Estate Segment Service revenue	$479.1	$110.2	$202.4

Origination Segment:
Total Origination segment Service revenue	$36.8	$29.1	$29.1

Corporate and Other Segment:
Total Corporate and Other Service revenue	$105.9	$—	$—

Consolidated Service revenue	$621.9	$139.3	$231.5

Adjusted EBITDA(1):
Servicer and Real Estate	$160.8	$35.4	$81.0
Origination	2.8	(4.5)	2.2
Corporate and Other	(92.8)	(38.7)	(38.7)
Consolidated Adjusted EBITDA(1)	$70.8	$(7.9)	$44.5

Adjusted EBITDA Margins(1):
Servicer and Real Estate	34%	32%	40%
Origination	8%	(16)%	8%
Consolidated Adjusted EBITDA Margin(1)	11%	(6)%	19%
Note: Numbers may not sum due to rounding

Run-Rate Scenario Assumptions
Servicer and Real Estate Segment Assumptions:
•Default Market:
•The default market will return to a normal, pre-pandemic foreclosure environment
•Default Service revenue - Ocwen Financial Corporation (together with its subsidiaries, "Ocwen")-serviced loans:
•Existing Ocwen-serviced non-government-sponsored enterprise (“GSE”) loan portfolios (loan count) decline 10% per year for three years
•Existing Ocwen-serviced GSE and Federal Housing Administration (“FHA”) loan portfolio acquisitions (net of run-off) increase by 5% per year for three years reflecting portfolio acquisitions, net of run-off
•Average delinquency rates for Ocwen-serviced portfolios in line with Q4’19 levels
•Service revenue per delinquent loan for Ocwen-serviced non-GSE loans reflects 2019 revenue per delinquent loan, adjusted down for the estimated field services, valuation and title referrals associated with Rithm Capital Corporation (together with one or more of its subsidiaries or one or more of its subsidiaries individually, "Rithm") (formerly New Residential Investment Corporation)’s portfolios that it redirected to its vendor subsidiaries
•Service revenue per delinquent loan for Ocwen-serviced GSE and FHA loans reflects 2019 revenue per delinquent loan, adjusted upward to reflect our May 2021 expanded relationship with Ocwen to include estimated normalized field services and Hubzu referrals revenue from FHA, Veterans Affairs and United States Department of Agriculture portfolios
•Default Service revenue - Non-Ocwen and Non-Rithm customers:
•Total number of U.S. mortgages remains flat
•Percentage of seriously delinquent loans generally consistent with 2018 market levels
•Service revenue per active foreclosure based on 2019 levels
•Non-default Service revenue:
•Non-default related revenue in the Servicer and Real Estate segment held constant relative to 2019
Origination Segment Assumptions:
•Origination revenue held constant relative to LTM(2) Q2’23 based on current interest rate environment
Corporate and Other Segment Assumptions:
•Note: 2019 Service revenue and Adjusted EBITDA(1) in Corporate and Other includes businesses that have been sold or discontinued; no Service revenue for Corporate and Other is assumed in the Run-Rate scenario
Adjusted EBITDA Margins and Corporate and Other Costs Assumptions:
•Servicer and Real Estate segment Adjusted EBITDA margins(1) are improving from revenue growth, product mix and efficiency initiatives
•Origination segment Adjusted EBITDA margins(1) are equal to 2019 Origination Adjusted EBITDA margins(1)
•Corporate and Other costs held constant relative to LTM(2) Q2’23
(1) Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures that are defined and reconciled to the corresponding GAAP measure herein
(2) Represents last twelve months ending June 30, 2023
(3) Delinquent loans, as used herein, are 30+ days outstanding
(4) Source: Black Knight August 2023 Mortgage Monitor Report

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(preliminary and unaudited)
Non-GAAP Financial Measures
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted EBITDA margin, which are presented elsewhere in this press release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of the Company’s financial information to measure Altisource’s performance and does not purport to be alternative to net loss attributable to Altisource, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability more on the basis of continuing costs as it excludes amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses Adjusted EBITDA to measure the Company’s overall performance without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Adjusted EBITDA adjusts net loss attributable to Altisource for the impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, (gain) loss on sale of business, sales tax accrual, loss on BRS portfolio sale, other assets write-down from business exits and restructuring charges and/or cost of cost savings initiatives from net loss attributable to Altisource. Adjusted EBITDA margin represents, in any period, Adjusted EBITDA divided by service revenue for such period.
These non-GAAP measures are presented as supplemental information and reconciled to the appropriate GAAP measure in this press release.
Preliminary reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Twelve months ended	Month ended	Six months ended	Twelve months ended	Run-Rate
	December 31, 2019	July 31, 2023	June 30, 2023	June 30, 2023	Scenario

Net loss attributable to Altisource	$(307,969)	$(4,060)	$(31,797)	$(57,530)	$(11,149)

Income tax provision	318,296	40	2,168	5,027	5,027
Interest expense (net of interest income)	21,051	3,374	15,915	24,905	37,366
Depreciation and amortization	18,509	197	1,354	2,948	2,948
Intangible asset amortization expense	19,021	451	2,560	5,121	5,121
Share-based compensation expense	11,874	437	2,687	5,158	5,158
(Gain) loss on sale of business	(17,814)	—	—	242	—
Sales tax accrual	311	—	—	—	—
Loss on BRS portfolio sale	1,770	—	—	—	—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(preliminary and unaudited)

Other assets write-down from business exits	6,102	—	—	—	—
Unrealized gain on investment in equity securities	(14,431)	—	—	—	—
Restructuring charges and/or Cost of cost savings initiatives	14,080	844	670	1,825	—
Debt amendment costs	—	50	3,343	3,343	—
Unrealized (gain) loss on warrant liability	—	(1,274)	1,080	1,080	—

Adjusted EBITDA	$70,800	$59	$(2,020)	$(7,881)	$44,471
Service revenue	$621,866	$11,096	$70,244	$139,339	$231,532
Adjusted EBITDA margin	11%	1%	(3)%	(6)%	19%

	Twelve months ended	Month ended	Six months ended	Twelve months ended	Run-Rate
	December 31, 2019	July 31, 2023	June 30, 2023	June 30, 2023	Scenario
Servicer and Real Estate:
Income before income taxes and non-controlling interests	$138,507	$2,735	$16,092	$30,518	$76,288
Interest expense, net of interest income	(3)	—	—	—	—
Depreciation and amortization expense	5,730	72	431	919	919
Intangible asset amortization expense	12,050	247	1,480	2,961	2,961
Share-based compensation	1,904	97	435	792	792
Restructuring charges and/or Cost of cost savings initiatives	2,597	242	39	180	—
Adjusted EBITDA	$160,785	$3,393	$18,477	$35,370	$80,960
Service revenue	$479,137	$8,698	$54,679	$110,229	$202,422
Adjusted EBITDA margin	34%	39%	34%	32%	40%

Origination:
Income (loss) before income taxes and non-controlling interests	$1,373	$(753)	$(3,645)	$(7,625)	$—
Non-controlling interests	(2,613)	(24)	(93)	(342)	(342)
Depreciation and amortization expense	34	3	19	38	38
Intangible asset amortization expense	2,705	204	1,080	2,159	2,159
Share-based compensation	548	42	185	381	381
Restructuring charges and/or Cost of cost savings initiatives	760	216	412	854	—
Adjusted EBITDA	$2,807	$(312)	$(2,042)	$(4,535)	$2,236
Service revenue	$36,821	$2,398	$15,565	$29,110	$29,110
Adjusted EBITDA margin	8%	(13)%	(13)%	(16)%	8%

Corporate and Other:
Loss before income taxes and non-controlling interests	$(127,441)	$(5,977)	$(41,983)	$(75,052)	$(82,059)
Non-controlling interests	501	—	—	—	—
Interest expense, net of interest income	21,055	3,374	15,915	24,903	37,366
Depreciation and amortization expense	12,745	122	903	1,990	1,990
Intangible asset amortization expense	4,266	—	—	—	—
Share-based compensation	9,423	298	2,067	3,986	3,986
Sales tax accrual	311	—	—	—	—
Loss on BRS portfolio sale	1,770	—	—	—	—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(preliminary and unaudited)

Other assets write-down from business exits	6,102	—	—	—	—
Unrealized gain on investment in equity securities	(14,432)	—	—	—	—
Restructuring charges and/or Cost of cost savings initiatives	10,722	387	219	791	—
(Gain) loss on sale of business	(17,814)	—	—	242	—
Debt amendment costs	—	50	3,343	3,343	—
Unrealized (gain) loss on warrant liability	—	(1,274)	1,080	1,080	—
Adjusted EBITDA	$(92,792)	$(3,020)	$(18,456)	$(38,717)	$(38,717)
Service revenue	$105,908	$—	$—	$—	$—
Adjusted EBITDA margin	(88)%	—%	—%	—%	—%
Note: Amounts may not add to the total due to rounding.
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events.
Disclaimer
This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.